SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        August 20, 2002
                                                        ------------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.

The Company issued the following press release on August 20, 2002:

Unocal announces offer to acquire outstanding stock of Pure Resources
----------------------------------------------------------------------

     El Segundo, Calif., Aug. 20, 2002 -- Unocal Corporation (NYSE: UCL) today said its board of directors has approved plans for its subsidiary, Union Oil Company of California, to make an offer to the stockholders of Pure Resources, Inc. (NYSE: PRS) to acquire all of the outstanding shares of common stock of Pure that Unocal does not already own.

     Pure stockholders will be offered 0.6527 shares of Unocal common stock, in an exchange designed to be tax-free, for each outstanding share of Pure's common stock they own. Unocal would issue approximately 12 million shares to complete the transaction.

     Unocal, through its subsidiary Union Oil of California, currently owns approximately 65 percent of Pure's common stock. Based on the $34.09 closing price of Unocal's shares on Aug. 20, 2002, the offer represents a value of approximately $22.25 per share of Pure common stock and a 27-percent premium to the closing price of Pure common stock on that date.

     Unocal expects to file offering materials with the Securities and Exchange Commission and to commence its exchange offer on or about Sept. 5, 2002. Unocal's offer will be subject to the condition that it holds at least 90 percent of the outstanding shares of Pure common stock at the completion of the exchange offer and other customary conditions.

     Following successful completion of the exchange offer, Unocal will effect a short-form merger of Pure with a subsidiary of Unocal in which Pure shares held by the remaining public stockholders will be converted into the same consideration paid in the exchange offer, except for those stockholders who exercise appraisal rights.

About Unocal Corporation

     Unocal is one of the world's leading independent natural gas and crude oil exploration and production companies. The company's oil and gas activities are in North America, Asia, Latin America, and the North Sea. Unocal is one of the world's largest producers of geothermal energy with operations in the Philippines and Indonesia.

About Pure Resources, Inc.

     Pure is an independent exploration and production company that develops and produces oil and natural gas in the Permian Basin, the San Juan Basin, the Gulf Coast and the Gulf of Mexico. The company also owns an undivided interest under approximately 6 million gross fee mineral acres throughout the Southern Gulf Coast region of the U.S. Pure was formed in May 2000 through the combination of Titan Exploration, Inc., and the Permian Basin business unit of Unocal Corporation.

Additional information and where to find it

     In connection with the proposed transaction, Unocal expects to file an exchange offer prospectus and related materials with the Securities and Exchange Commission. These materials will contain important information. Investors and security holders are advised to carefully review this document and related materials when they become available.

     Investors and security holders may obtain a free copy of the exchange offer prospectus and other documents filed by Unocal with the commission at the commission's web site, www.sec.gov. Copies of the exchange offer prospectus, as well as Unocal's related filings made with the Commission, may also be obtained from Unocal's Investor Relations Department at 310-726-7667.

Conference call

     Unocal will hold a conference call with financial analysts to discuss the offer. The call will be held on Wednesday, Aug. 21, 2002, at 8 a.m. PDT (11 a.m.
EDT).

     To listen to the conference call over the Internet, go to the Investor Information section of the Unocal web site, www.unocal.com. To dial-in for the call, the number is 888-810-8159 or 312-470-7113, passcode 9836. Replays of the conference call, including questions and answers, will be available through Sept. 20, 2002.

                                  * * * * *

This news release contains certain forward-looking statements about future business transactions involving Unocal and Pure. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. The statements are based upon Unocal's current expectations and beliefs and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Actual results could differ materially from what is expressed or forecasted in this news release. Those risk factors are discussed in the Unocal and Pure Annual Reports on Form 10-K and subsequent reports that have been filed by the companies with the U.S. Securities and Exchange Commission.

NEWSLINE, produced for employees by PR & Communications, is archived on SeventySix Online at http://st.unocal.com/76.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                                 UNOCAL CORPORATION
                                                   (Registrant)




Date:  August 22, 2002                        By:  /s/ JOE D. CECIL
      ------------------                         -------------------------------
                                                  Joe D. Cecil
                                                  Vice President and Comptroller